EXHIBIT 10.3

Execution Version
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (together with all amendments, restatements, modifications, supplements and revisions thereof in accordance with its terms, the “Agreement”) is made as of March 20, 2012 by Gryphon Gold Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Debtor”) in favor and for the benefit of Waterton Global Value, L.P., by its Investment Manager, Altitude Management Ltd.  (with its successors and assigns, the “Secured Party”).

Recitals

A. Pursuant to that certain Bridge Loan Agreement dated as of 20, 2012 (as amended, modified, supplemented, restated, replaced or extended, the “Loan Agreement”) among the Debtor, as borrower, Borealis Mining Company, as a guarantor, certain other guarantors thereto from time to time identified as a “Guarantor,” as guarantors, and the Secured Party, as the lender, the Secured Party has agreed to establish in favor of the Debtor a senior secured, non-revolving credit facility, subject to the terms and conditions therein.

B. It is a condition precedent to the Secured Party’s obligation to enter into and maintain the Loan Agreement and to make the Loan thereunder that the Debtor shall have executed and delivered this Agreement to secure the payment and performance of the Loan Agreement and the other Loan Documents, all as more fully described herein.

C. In order to secure the prompt and complete payment and performance of all indebtedness, guaranties, duties, covenants, agreements and obligations owing or to be owed by the Debtor to the Secured Party, and as a condition to the Secured Party entering into the Loan Agreement and making the Loan to the Debtor, the Debtor has agreed to execute and deliver this Agreement to the Secured Party.

Agreement

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Secured Party hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1  Definitions.

(a) Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b) The following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time.

“Business Premises” means the Debtor’s chief executive office as indicated on Schedule 1 attached hereto.

“Collateral” means all of the Debtor’s personal property, including, without limitation, all right, title and interest of the Debtor, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the UCC):

(i) all Accounts;

(ii) all As-Extracted Collateral;

(iii) all Chattel Paper;

(iv) all Commercial Tort Claims;

(v) all Commodity Accounts;

(vi) all Commodity Contracts;

(vii) all Deposit Accounts set forth and described in Schedule 1;

(viii) all Documents;

(ix) all Equipment;

(x) all Fixtures;

(xi) all General Intangibles;

(xii) all Goods and all Accessions thereto, and Goods with which the Goods are commingled;

(xiii) all Instruments;

(xiv) all Intellectual Property;

(xv) all Inventory;

(xvi) all Investment Property;

(xvii) all Letter-of-Credit Rights;

(xviii) all Promissory Notes;

(xix) all Software;

(xx) all other personal property not otherwise described above;

(xxi) all books and records pertaining to the Collateral; and

(xxii) to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, and all accessions thereto and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include “Excluded Assets” (as defined below) until such time as the prohibitions causing such property to be Excluded Assets have terminated (howsoever occurring); upon the termination of such prohibitions, the Secured Party will be deemed to automatically have and at all times from and after the date hereof to have had, without the taking of any action or delivery of any instrument, a security interest in such Excluded Assets, and the Debtor agrees to take all actions necessary in the reasonable judgment of the Secured Party, if any, to perfect such security interest.

“Debtor” shall have the meaning assigned to such term in the Preamble hereof.

“Event of Default” means any of the events described in Article VI hereof.

“Excluded Assets” means any contract, agreement, permit or license (together with the Equipment, Fixtures or Goods subject to any such contract, agreement, permit or license) to the extent that the Debtor is validly prohibited from granting a security interest in such contract, agreement, permit or license (and the Equipment, Fixtures or Goods subject thereto) pursuant to the terms thereof, but only to the extent that such prohibition is not invalidated under the UCC.

“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement (including Environmental Laws, the Project Permits, energy regulations, occupational, safety and health standards or controls, taxation laws and Applicable Securities Legislation) of any Governmental Entity.

“Guarantor” shall have the meaning assigned to such term in the Recitals.

“Hazardous Materials” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, operated or acquired by the Debtor is prohibited or regulated by any Governmental Requirement similar to those set forth in this definition; and (d) any other substance which requires special handling in its collection, storage, treatment or disposal pursuant to Governmental Requirements.

“Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials on any property owned, operated or controlled by the Debtor or for which the Debtor has responsibility, including, without limitation, improvements, facilities, soil, water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by the Debtor, and any other contamination by Hazardous Materials for which the Debtor is, or is claimed to be, responsible

“Indemnified Party” shall have the meaning assigned to such term in Section 8.11.

“Lien” means, as to any Person, any mortgage, deed of trust, debenture, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security Instrument in, on or to, or any right or interest, or the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

“Loan Agreement” shall have the meaning assigned to such term in the Recitals.

“Losses” shall have the meaning assigned to such term in Section 8.11.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

“Obligations” shall mean the full, punctual and complete observance and performance of all present and future duties, covenants, indebtedness, responsibilities and obligations, monetary and otherwise, due to Secured Party under the Loan Agreement, the Gold and Silver Supply Agreement, this Agreement or any other Loan Document (extending to all principal amounts, interest, late charges, fees, prepayment fees, early termination fees, costs and all other charges, sums and amounts, as well as all costs and expenses payable by the Credit Parties under the Loan Agreement, the Gold and Silver Supply Agreement, this Agreement and any other Loan Document), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, joint or several, arising as principal, guarantor, surety, accommodation party or otherwise, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing.

“Obligor” shall mean individually and collectively, the Debtor and each endorser, guarantor and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

“Repayment Account” shall have the meaning assigned to such term in Section 7.1(g).

“Secured Party” shall have the meaning assigned to such term in the Preamble hereof.

“Security Documents” means any and all agreements, documents or instruments granting, pledging, protecting or perfecting any Lien in favor of the Secured Party, as any of the foregoing may be modified, amended, supplemented, extended or restated.

“Subsidiary” means, in respect of any Person at any date, (i) any corporation, company, limited liability company, association or other business entity of which securities, membership interests or other ownership interests representing fifty percent (50%) or more of the voting power of all equity interests are owned or held, directly or indirectly, by such Person, (ii) any partnership, limited liability company or joint venture wherein the general partner, managing partner or operator is, directly or indirectly, such Person, or (iii) any other Person that is otherwise directly or indirectly Controlled by such Person.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in such United States jurisdiction that governs the perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral.

“Voting Stock” shall mean the shares of any class of capital stock of a corporation having ordinary voting power to elect the directors, officers or trustees thereof, including such shares that shall or might have voting power by reason of the occurrence of one or more conditions or contingencies.

(c) The rules of interpretation specified in the Loan Agreement shall be applicable to this Agreement. Capitalized terms used but not otherwise defined herein that are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement.

(d) The Secured Party and the Debtor agree that the Schedules hereof and all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST AND OBLIGATIONS

2.1  Security Interest.

(a) As collateral security for the prompt and complete payment and performance in full of all of the Obligations, the Debtor hereby assigns, pledges and grants to the Secured Party a Lien on and continuing security interest in and to, and pledge and assignment of, all of the right, title and interest of the Debtor in, to and under the Collateral.

(b) From and after the Closing Date, the Debtor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license, contract, instrument, General Intangible or other agreement, a provision that would prohibit the creation of a Lien on such permit, lease, license, contract, instrument, General Intangible or other agreement in favor of the Secured Party.

(c) The Secured Party’s security interest shall continually exist until all Obligations have been paid and performed in full.

2.2  Filings.  The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements or other similar filings and amendments thereto covering the Collateral that contain the information required, with respect to each applicable jurisdiction, whether pursuant Article 9 of the UCC or other Governmental Requirements, including (a) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor, and (b) any financing or continuation statements or other documents or instruments, without the signature of the Debtor where permitted by law.  The Debtor agrees to provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party. The Debtor agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by the Secured Party in connection with the preparation, filing or recordation thereof.    The Debtor waives receipt of any such financing statements that are registered by the Secured Party and any confirmation of registration.

ARTICLE III
PERFECTION; FURTHER ASSURANCES

3.1  Delivery of Certain Collateral.  Contemporaneously with or prior to the execution of this Agreement, the Debtor shall deliver or cause to be delivered to the Secured Party any and all certificates and other instruments representing or evidencing any Collateral that is Investment Property, together with all Necessary Endorsements, in each case subject to Permitted Liens.

3.2  Further Assurances and Corrective Instruments.  The Debtor shall promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such additional things, deeds, assurances, documents, acknowledgments, certificates and instruments and to take such further acts as the Secured Party may in its judgment deem necessary or appropriate to (a) protect, maintain and preserve the Collateral; (b) protect, maintain and preserve the Secured Party’s security interest in the Collateral; and (c) protect, vest in and assure to the Secured Party its rights or remedies hereunder or in any of the Collateral and the perfection and priority of its rights therein, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that the Secured Party has a security interest therein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Debtor hereby remakes and restates its representations and warranties set forth in the Loan Agreement and incorporates them herein as if set forth herein and further represents, and warrants as follows:

4.1  State of Incorporation, Legal Name and Identification Number.  The Debtor’s name as it appears in official filings in the state of organization, all prior names of the Debtor during the past five years, as they appeared from time to time in official filings in the state of its incorporation or organization, the type of entity of the Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by the Debtor’s state of organization or a statement that no such number has been issued, the Debtor’s state of organization, the location of the Debtor’s chief executive office, principal place of business, all warehouses, consignees and processors with whom Inventory or other Collateral is stored or located and other premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule 1 hereto.

4.2  Existence.  The Debtor is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (c) is in compliance with all requirements of Law.

4.3  Power and Authorization.  The Debtor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Loan Documents to which it is a party. The Debtor has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Schedule 2.  Each Loan Document has been duly executed and delivered by the Debtor thereto.

4.4  Enforceability.  This Agreement constitutes, and each other Loan Document when delivered hereunder will constitute, a legal, valid and binding obligation of the Debtor thereto, enforceable against the Debtor in accordance with its terms.

4.5  No Contravention.  The execution, delivery and performance of this Agreement and the other Loan Documents will not violate any requirement of Law or any contractual obligation of the Debtor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any requirement of Law or any such contractual obligation (other than the Liens created by the Loan Documents). No requirement of Law or contractual obligation applicable to the Debtor would reasonably be expected to have a Material Adverse Effect.

4.6  No Litigation.  No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Debtor or against any of its property or assets (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that would reasonably be expected to have a Material Adverse Effect.

4.7  Ownership of Property and No Other Liens.  The Debtor has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all the Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for Permitted Liens. No person other than the Secured Party has control or possession of all or any part of the Collateral, except as permitted by the Loan Agreement.

4.8  Valid Security Interest.  This Agreement creates, in favor of the Secured Party, a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations.  Upon the making of the filings described in Section 2.2 and the filing of any continuation statements required by the UCC, the Secured Party will have and will continue to have as security for the Obligations a valid and perfected Lien, with the Agreed Priority (as defined in the Loan Agreement), on all the Collateral which may be perfected by filing UCC financing statements, free of all other Liens, claims and rights of third parties whatsoever, except for Permitted Liens. Except for the filing of UCC financing statements and the delivery of the certificates and other instruments provided in Section 3.1 and Section 5.5, and the execution of any control agreement, no acjtion is necessary to create, perfect or protect the security interests created in the Collateral.  Without limiting the generality of the foregoing, except for the filing of said financing statements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (a) the execution, delivery and performance of this Agreement, (b) the creation or perfection of the Security Interests created hereunder in the Collateral or (c) the enforcement of the rights of the Secured Party hereunder.  If any, all required consents (including, without limitation, from stockholders or creditors of the Debtor) necessary for the Debtor to enter into and perform its obligations hereunder have been obtained.

4.9  No Transfer of Collateral.   The Debtor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein except for the Permitted Liens.

4.10  Commercial Purpose.  This Agreement and the transactions contemplated by the Loan Documents do not constitute a “consumer transaction” as defined in the UCC. None of the Collateral was or will be purchased or held primarily for personal, family or household purposes and no Deposit Account is used primarily for personal, family or household purposes.

4.11  Patents, Trademarks, etc.  The Debtor owns, possesses or has the right to use all necessary patents, patent rights, licenses, trademarks, trade names, trade name rights, copyrights and franchises to conduct its business, without any known conflict with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other person.  As of the date hereof, the Debtor does not have any interest in, or title to, any patent, trademark or registered copyright.

4.12  Consents, etc.  During the occurrence and continuation of an Event of Default, in the event that the Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Entity or any other person therefor, then, upon the reasonable request of the Secured Party, the Debtor agrees to use its best efforts to assist and aid the Secured Party to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

4.13  Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  The Debtor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the pledge and security interest granted by it to the Secured Party in respect of the Collateral have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office necessary for the perfection of such interest.  The Debtor agrees that at the sole cost and expense of the Debtor, the Debtor will take all actions necessary and otherwise cooperate with Secured Party to maintain the security interest created by this Agreement in the Collateral as a perfected security interest, with the Agreed Priority, to the extent required hereunder.

4.14  Recitals.  The Recitals are true and correct in all respects.

ARTICLE V
COVENANTS

The Debtor covenants and agrees with the Secured Party that, until the security interest created herein is discharged, the Debtor will perform and fulfill each of the affirmative and negative covenants in the Loan Agreement applicable to the Debtor and each of the following:

5.1  Conferences with Officers and Others.  At all times, the Debtor will permit the Secured Party, its agents, advisors and representatives to (a) access all of the Debtor’s properties and facilities, (b) discuss the Debtor’s business, affairs, finances and accounts with any officers, managers and employees of the Debtor, and (c) review and inspect the Collateral, wherever located, and the Debtor shall pay all reasonable costs of such activities described in (a), (b) and (c).

5.2  Defend Collateral.  Except for Permitted Liens, the Debtor will maintain the Liens and security interests provided for hereunder as valid and perfected Liens, each with the Agreed Priority, and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall be terminated pursuant hereto.  The Debtor hereby agrees to (a) promptly pay when due all transportation, storage, warehousing, mechanics, materialmen, construction, maintenance and other such charges, fees, expenses or amounts affecting or arising out of or relating to the Collateral; and (b) use commercially reasonable efforts to defend the Collateral against the claims of any and all Persons and entities; and (c) safeguard and protect all Collateral for the account of the Secured Party.

5.3  Insurance.  The Debtor will maintain comprehensive casualty insurance on the Collateral as required pursuant to Section 7.5 of the Loan Agreement. The Debtor hereby assigns to the Secured Party and grants to the Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers the Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds.  The Debtor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to the Secured Party and not to the Debtor and the Secured Party jointly. The Debtor authorizes and empowers the Secured Party to execute and endorse in the Debtor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to the Secured Party under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid.  After deduction from any such proceeds of all costs and expenses (including attorneys’ fees) incurred by the Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows.  If no Event of Default shall have occurred and be continuing, such net proceeds may be applied either toward replacing or restoring the Collateral (at the Debtor’s option), in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole (but reasonable) discretion.  In the event that the Debtor may and does elect to replace or restore as aforesaid, then such net proceeds shall be deposited in a segregated account of the Debtor at a bank acceptable to the Debtor and the Secured Party subject to the sole order of the Secured Party and shall be disbursed therefrom by the Secured Party in such manner and at such times as the Secured Party deems appropriate to complete such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon the Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole discretion.  If an Event of Default shall have occurred prior to such deposit of the net proceeds, then the Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole discretion.

5.4  Provision of Documents.  Whenever required by the Secured Party, the Debtor shall (a) cooperate with the Secured Party to obtain and keep in effect one or more control agreements in Deposit Account, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral; and (b) promptly deliver to the Secured Party, with all endorsements and/or assignments required by the Secured Party, all Instruments, Chattel Paper, guaranties and the like received by the Debtor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.

5.5  Notice of Event of Default.  Immediately notify the Secured Party in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default or which might materially and adversely affect the financial conditions or operations of the Debtor and the facts with respect thereto.

5.6  Deposit Accounts.  Inform the Secured Party upon the opening of any Deposit Account that is not currently open as of the date hereof and comply with Section 5.4 with respect to such Deposit Account.

5.7  Loan Document Covenants. The Debtor will perform and fulfill each of the covenants in the Loan Documents that is applicable to the Debtor.

ARTICLE VI
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

6.1  Occurrence of an Event of Default.  An event of default (howsoever defined) under the Loan Agreement, or any other Loan Document.

6.2  Security Interest.  This Agreement or any other security agreement, pledge, mortgage, deed of trust or other similar document, agreement or instrument granting a security interest in, pledge of or charge over the assets of the Debtor in favor of the Secured Party, after delivery thereof shall, for any reason except to the extent permitted by the terms thereof, cease to create a valid and perfected Lien on any of the assets and collateral purported to be covered thereby, or the Debtor shall so state in writing or the Debtor or any other Person shall take or agree to take any action threatening the validity, perfection or priority of any such security interest.

ARTICLE VII
RIGHTS AND REMEDIES

7.1  Rights and Remedies of the Secured Party.  Upon and after the occurrence and during the continuance of an Event of Default, the Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Secured Party under the other Loan Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Secured Party under applicable Governmental Requirements, whether at law or in equity, all such rights and remedies being available to the Secured Party and being cumulative and enforceable alternatively, successively or concurrently:

(a) Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b) Institute any proceeding or proceedings to enforce the Obligations and any Liens of the Secured Party.

(c) Take possession of the Collateral, and for that purpose, so far as the Debtor may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, the Debtor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR

NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require the Debtor, at the Debtor’s expense, to assemble and deliver the Collateral to such place or places as the Secured Party may designate.

(d) Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of the Debtor in order to continue or complete performance of the Debtor’s obligations under any contracts or agreements of the Debtor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as the Secured Party, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable Governmental Requirements.

(e) Enforce the Debtor’s rights against account debtors and other Obligors.

(f) Without notice to the Debtor, any such notice being expressly waived by the Debtor, to set-off and appropriate and apply any and all deposits, in any currency or form, and any other credits, indebtedness or claims, in any currency or form, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of the Debtor, or any part thereof, against and on account of the obligations and liabilities of the Debtor to the Secured Party hereunder, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as the Secured Party may elect in its sole discretion, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Secured Party shall notify the Debtor of any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Party to set-off and appropriate are in addition to the other rights and remedies which the Secured Party may have hereunder, under any other Loan Document, or at law or in equity.

(g) To enforce the Debtor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (i) notify and/or require the Debtor to notify any or all account debtors and other parties obligated on Collateral to make payments directly to the Secured Party or in care of a post office lock box under the sole control of the Secured Party established at the Debtor’s expense subject to the Secured Party’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as the Secured Party shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to the Debtor; (ii) require the Debtor to segregate and hold in trust for the Secured Party and, on the day of the Debtor’s receipt thereof, transmit to the Secured Party in the exact form received by the Debtor (except for such assignments and endorsements as may be required by the Secured Party), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (iii) establish and maintain at the Secured Party a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of the Secured Party and which shall be subject to the imposition of such customary charges as are imposed by the Secured Party from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which the Secured Party may, in its sole discretion, at any time and from time to time, withdraw all or any part and apply the same to the payment of the Obligations.  The Secured Party’s collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if the Secured Party exercises the care and follows the procedures that the Secured Party generally applies to the collection of obligations owed to the Secured Party.  All cash and non-cash proceeds of the Collateral shall be applied by the Secured Party upon the Secured Party’s actual receipt of cash proceeds against the Obligations, matured or unmatured, in such order as the Secured Party shall determine in the Secured Party’s sole discretion.

7.2  Notice of Disposition of Collateral and Disclaimer of Warranties.  It is mutually agreed that commercial reasonableness and good faith require the Secured Party to give the Debtor no more than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made.  It is mutually agreed that it is commercially reasonable for the Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

7.3  Reinstatement. To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any debtor relief law, common law or equitable cause or any other Governmental Requirement, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by the Secured Party and the Liens created by this Agreement shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by the Secured Party.

ARTICLE VIII
MISCELLANEOUS

8.1  Care of Collateral.  The Debtor shall have all risk of loss of the Collateral.  The Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral.  The Secured Party shall deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it accords such Collateral treatment substantially equal to the safekeeping that it accords its own property of like kind. If the Secured Party actually receives any notices requiring action with respect to Collateral in the Secured Party’s possession, the Secured Party shall take reasonable steps to forward such notices to the Debtor.  The Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral; the Secured Party’s sole responsibility with respect thereto is to take such action as is reasonably requested by the Debtor in writing; provided, however, the Secured Party is not responsible to take any action that, in the Secured Party’s sole judgment, would adversely affect the value of the Collateral as security for the Obligations.  While the Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in the Secured Party’s sole discretion, to preserve and maintain the Collateral, the Debtor authorizes the Secured Party to take such actions, but the Secured Party is not obligated to do so.

8.2  Secured Party May Perform; Secured Party Appointed Attorney-in-Fact.

(a) If the Debtor shall fail to perform any covenants contained in this Agreement or any other Loan Document (including the Debtor’s covenants to (i) pay the premiums in respect of all required insurance policies, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Debtor under any Collateral) or if any representation or warranty on the part of the Debtor contained herein shall be breached, the Secured Party may (but shall not be obligated to) advance funds on behalf of the Debtor in order to insure the Debtor’s compliance with any covenant in this Agreement or any other Loan Document; provided, however, that, the Secured Party shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Debtor fails to pay or perform as and when required hereby and which the Debtor does not contest in good faith.  Any and all amounts so expended by the Secured Party shall be paid by the Debtor and shall become part of the Obligations.  Neither the provisions of this Section 8.2 nor any action taken by the Secured Party pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

(b) The Debtor hereby appoints the Secured Party as its attorney-in-fact, with full power and authority in the place and stead of the Debtor and in the name of the Debtor, or otherwise, from time to time during the continuation of an Event of Default, in the Secured Party’s discretion, to take any action and to execute any instrument, document or agreement consistent with the terms of the Loan Agreement, this Agreement and the other Loan Documents which the Secured Party may deem necessary or advisable to accomplish the purposes hereof (but the Secured Party shall not be obligated to and shall have no liability to the Debtor or any third party for failure to so do or take action).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  The Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

8.3  Applications of Payments and Collateral.  Except as may be otherwise specifically provided in the Loan Agreement, all Collateral and proceeds of Collateral coming into the Secured Party’s possession after the occurrence of an Event of Default and all payments made by the Debtor may be applied by the Secured Party to any of the Obligations, whether matured or unmatured, as the Secured Party shall determine in its sole but reasonable discretion in accordance with the terms of the other Loan Documents.  The Secured Party may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected pursuant hereto, to the Obligations until cash proceeds are actually received by the Secured Party.

8.4  Termination; Release.  Upon (a) the complete and irrevocable payment and performance in full of the Obligations (other than contingent Obligations for which no claim has been made), (b) the termination and discharge of the Loan Documents, and (c) such time as there exists no commitment by the Secured Party which could give rise to any Obligations (other than contingent Obligations for which no claim has been made), this Agreement shall be terminated, the security interest in the Collateral shall be released, and the Secured Party shall execute and deliver such releases and discharges of the security interests created hereby as the Debtor may reasonably request in writing, the cost and expense of which shall be paid by the Debtor.

8.5  Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Debtor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Loan Agreement and unless in writing and signed by the Secured Party.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Debtor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or the Loan Documents, no notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances.

8.6  Notices.  All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five (5) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the Party receiving notice, if sent by facsimile, telecopy, electronic mail or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device).  Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to the Debtor: Gryphon Gold Corporation 611 N Nevada Street Carson City, Nevada 89703 USA Attention: Lisanna Lewis Facsimile: (604) 608-3262

If to the Secured Party: Waterton Global Value, L.P. Folio House, Road Town, Tortola, VG1110 British Virgin Islands Attention: Peter Poole Facsimile: (284) 494-8356/7422

8.7  Merger and Integration.  This Agreement contains the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

8.8  No Waiver; Cumulative Remedies.

(a) No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Secured Party shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then and in every such case, the Debtor, the Secured Party and Secured Party shall be restored to its respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue as if no such proceeding had been instituted.

8.9  Waivers by the Debtor. The Debtor hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of the Debtor against the Secured Party on account of actions taken or not taken by the Secured Party in the exercise of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (c) all claims of the Debtor for failure of the Secured Party to comply with any requirement of applicable law relating to enforcement of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (d) all rights of redemption of the Debtor with respect to the Collateral; (e) in the event the Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable law must be given to or made upon the Debtor by the Secured Party; (h) settlement, compromise or release of the obligations of any one or more Persons primarily or secondarily liable upon any of the Obligations; (i) all rights of the Debtor to demand that the Secured Party release account debtors from further obligation to the Secured Party; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations.  The Debtor agrees that the Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable Governmental Requirements, from time to time, in any order, alternatively, successively or concurrently, without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.10  Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, the Debtor agrees to pay to the Secured Party on demand the amount of all costs and expenses paid or incurred by the Secured Party (including the reasonable fees and expenses of its counsel) in connection with the negotiation, preparation, delivery, amendment, modification, waiver, enforcement or administration of this Agreement and the Loan Documents and all documents and instruments referred to herein and all costs and expenses paid or incurred by the Secured Party in connection with the filing or recordation of all financing statements and instruments as may be required by the Secured Party at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith, together with interest on all such amounts at the rate and calculated in the manner provided in the Loan Agreement.  The Debtor agrees to save harmless and indemnify the Secured Party from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other costs or expenses incurred or paid by the Secured Party in connection with this Agreement and the other Loan Documents.  The provisions of this Section 8.10 shall survive the termination of this Agreement and the Secured Party’s security interest hereunder and the payment of all other Obligations.

8.11 Indemnification.  The Debtor agrees to indemnify the Secured Party and each of the Secured Party’s Affiliates and their respective directors, partners, managers, members, owners, principals, shareholders, officers, employees, agents, consultants and Representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against, and to defend and hold each of the Indemnified Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, suits, costs, assessments, charges, claims, Taxes and Other Taxes (other than Excluded Taxes), expenses, payments or disbursements of any kind whatsoever, including attorneys’ fees and expenses (collectively “Losses”) which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred or suffered by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Party).  The obligations of the Debtor under this paragraph shall survive the payment in full of the Loan Agreement and the other Loan Documents and the termination or release of this Agreement.

8.12 Obligations Absolute.  All obligations of the Debtor hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Credit Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, supplement to or any consent to any departure from the Loan Agreement or any other Loan Document, or any renewal or restatement of the Loan Agreement or any other Loan Document or any amount owing thereunder, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Obligations.

(d) any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guarantee, surety or support agreement for all or any of the Obligations;

(e) any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(f) any change, restructuring or termination of the corporate or company structure or existence of the Debtor or any affiliate thereof;

(g) whether the Debtor’s liability is joint, several, or joint and several, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Credit Parties, without preference or distinction among them;

(h) whether the Debtor’s liability is as a borrower, maker, acceptor, guarantor, surety, accommodation party or otherwise, it being the intention of the parties hereto that each Credit Party is liable for the Obligations as a primary obligor, independent of the liability or obligations of any other Credit Party;

(i) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Loan Agreement or any other Loan Document, with respect to the Debtor or any other Credit Party, except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.5 hereof; or

(j) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor or any affiliate of the Debtor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest.

8.13  Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Debtor, the Secured Party and their respective successors and assigns.  The Debtor shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Secured Party. Subject to Governmental Requirements, the Secured Party may, at any time, without the consent of the Debtor, assign to its respective successors and Affiliates, or may grant participation to one or more banks, financial institutions or other Persons, in or to all or any part of, and may assign to one or more banks, financial institutions or other Persons, all or any part of, this Agreement, and, to the extent of such assignment, such assignee shall have the same obligations, rights and benefits with respect to the Debtor as it would have had if it were the Secured Party hereunder.

8.14  Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

8.15  Waiver of Jury Trial.  THE DEBTOR HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND THE DEBTOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE DEBTOR AND THE DEBTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THE SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE DEBTOR AND THE SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  THE DEBTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

8.16  Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

8.17  Severability of Provisions.  If any provision hereof is determined to be ineffective or unenforceable for any reason, the remaining provisions hereof shall remain in effect, binding on the parties and enforceable at the election of the Secured Party in its sole discretion.

8.18  Survival. All covenants, agreements, representations and warranties made hereunder or made in connection with this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the security interest created herein is discharged.

8.19  Joint and Several Liability.  The Debtor and the Guarantors are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties.  The Debtor and the Guarantors will derive substantial and immediate direct and indirect benefit from the Loan Agreement, the Loan Documents and the transactions entered into in connection therewith.  The Debtor expressly waives any right to revoke, terminate or suspend this Agreement and acknowledges that it entered into such Agreement in contemplation of the benefits that it would receive from the Loan Agreement and the other Loan Documents.

8.20  Acknowledgments.   The Debtor hereby acknowledges that:

(a) it has been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document;

(b) this Agreement shall not be construed against any party or more favorably in favor of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement;

(c) the Secured Party has no fiduciary relationship with or duty to the Debtor, and the relationship between the Secured Party, on the one hand, and the Debtor, on the other hand, in connection herewith is solely that of creditor and debtor; and

(d) this Agreement does not create a joint venture or partnership among the parties hereto, and no joint venture, partnership or other fiduciary relationship exists, or shall be deemed to exist, among the Secured Party and the Debtor.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

DEBTOR: GRYPHON GOLD CORPORATION, a Nevada corporation

By: ______________________________
Name:
Title:

SECURED PARTY: WATERTON GLOBAL VALUE, L.P. by its Investment Manager, Altitude Management Limited

By: ______________________________
Authorized Signatory

[Security Agreement Signature Page]

Schedule 1

Schedule 1 to Security Agreement

Schedule 2

Required Filings

1.	Nevada Secretary of State
2.	Office of the County Recorder Mineral County, Nevada

Schedule 2 to Security Agreement